UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2020
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado 80111
(Address of principal executive offices) (zip code)

(303) 846-6000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
New Director Committee Assignment
New director, Anthony S. Ackil, who was elected to the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) in March 2020 has now been appointed to serve on the Audit Committee of the Board, effective immediately.
In addition, Director David Pace will continue his service on the Compensation Committee of the Board.
As previously announced, Director Stuart Oran has decided not to stand for re-election at the 2020 Annual Meeting of Stockholders. Effective as of Mr. Oran’s retirement from the Board, the Board size will be reduced to ten members.
This disclosure amends the Current Report on Form 8-K filed on April 1, 2020 (the “Original Filing”) by the Company which reported the appointment of Mr. Ackil to the Board. At the time of the Original Filing, the Board had not made any determination regarding committee assignments for Mr. Ackil. The Company hereby amends the Original Filing to include information on the committee assignment in this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Michael L. Kaplan
Executive Vice President & Chief Legal Officer